                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]  Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Definitive proxy statement.

[X] Definitive additional materials.

[ ] Soliciting material under Rule 14a-12.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
    (2)).



                     SELIGMAN QUALITY MUNICIPAL FUND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

             [LETTERHEAD OF SELIGMAN QUALITY MUNICIPAL FUND, INC.]

                                                               October 20, 2006

Dear Valued Stockholder:

As you may know, we recently entered into an agreement settling the Fund's proxy contest with Bulldog Investors General Partnership and Karpus Management, Inc. (collectively, the "Group") relating to the Fund's 2006 annual meeting of stockholders. This letter supplements the information in the Fund's proxy statement dated September 11, 2006.

As a result of the agreement, the Group has agreed to cease its proxy contest and that it will not hold a purported alternative meeting of the Fund's stockholders to vote on its purported nominees for Director and the various other purported proposals listed in the Group's proxy statement. The Group and the Fund have also agreed not to pursue litigation against the other in connection with any events through the date of the agreement.

The Group has also agreed that it will not cast any of the votes at the 2006 annual meeting authorized on its green proxy card. This means that if you have provided your proxy to the Group's representative using the Group's green proxy card and not subsequently revoked it, your shares will not be represented or voted at the upcoming annual meeting, unless you give your proxy by either signing, dating and mailing the enclosed WHITE proxy card or provide your proxy by internet or telephone by following the instructions printed on the back of such card.

The Fund has agreed with the Group that if a quorum is present at the annual meeting and more votes are cast in favor of the Group's stockholder proposal recommending that the Fund be open-ended than against, the Fund will hold a meeting of stockholders in early 2007 and either a resolution authorizing the open-ending of the Fund or a resolution authorizing the liquidation of the Fund will be on the agenda for that meeting. The Fund has also agreed that it will recommend that stockholders vote in favor of the resolution presented.

If you have signed the green proxy card, or if you haven't yet voted at all, we strongly urge you to complete, date and sign the enclosed WHITE proxy card, and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also give your proxy by telephone or internet by following the instructions on the back of the enclosed card. We have adjourned the meeting from October 19, 2006 to November 10, 2006, in order to provide you with a further opportunity to give your proxy to the Fund.

Finally, we wish to draw your attention to the fact that the Fund has recently filed with the Securities and Exchange Commission an updated "Frequently Asked Questions About Regulatory Matters." A copy of this document is enclosed.

Sincerely,

/s/ William C. Morris               /s/ Brian T. Zino
-----------------------------       -----------------------------
William C. Morris                   Brian T. Zino
Chairman                            President